CONFIRMING TERM BY THE PARTIES OF THE
                                  CLOSING DATE

--------------------------------------------------------------------------------

      By this Confirming Term ("Term"), and according to clause 2.3 of the Contract, the parties COMERCIO E INDUSTRIAS BRASILEIRAS COINBRA S.A. ("Coinbra") and FHS EASTCO DO BRASIL LTDA. ("Eastco") declare that the Preceding Conditions foreseen in Claus 2.2 of the Lease and Other Agreements Contract, signed by Coinbra and EastCo on November 21st, 2002 (The "Contract") were duly met, according to the following:

      1.    Coinbra declares that:

            a) Has approved the content of the Attachments included in the Contract on this date:

            b) Has established a branch within the same industrial business indicated in Clause 1.1 of the Contract signed with EastCo and obtained the respective registers, licenses, operation authorizations, and other legal requirements necessary for its regular operation;

            c) Has accepted the terms of the inspection report certifying the conditions of Asset conservation and maintenance

            d) Has terminated the Industrialization Contract signed with EastCo.

      2.    EastCo , by its turn, declares that:

            a) Has filed and presented to Coinbra the voucher of payment of the 2nd parcel of Creditor Arrangement, made within legal term;

            b) Has obtained the formal consent of those creditors, which contracts were requiring such consent as a condition for its accomplishment, according to Attachment 2.2.1(b) of the Contract;

            c) Has reached an agreement with the creditors listed on Attachment 2.2.(c) or made them to waive their credits;

            d) Has approved the content of the Attachments included in this Contract.

            e) Has changed the address of its branch within the industrial business indicated in Clause 1.1 to another locality;

            f) Has accepted the terms of the inspection report certifying the conditions of Asset conservation and maintenance;

            g) Has agreed with the conditions of insurance contracted by Coinbra, which policy is included in the Contract under Attachment 2.2.2(e);

            h) Has terminated the Industrialization Contract signed with Coinbra;

            i) All the statements and warranties given to Coinbra by EastCo and/or its partners on account of this Contract are true, correct and in force on this date; and

            j) Has dismissed its employees listed in Attachment 1.7 of the Contract, having paid all the indemnities of dismissal due to them, as to make feasible the hiring by given to Coinbra of those employees in whom it was interested.

      3. As to the insurance policy mentioned in item 2(g) above, it is consigned by the Parties that the contracted policy does not include expressly Eastco as its beneficiary. Nevertheless, the Parties confirm the terms of Clause 4.4 of the Contract, assuming Coinbra the compromise to pay to Eastco, within au to 3 (three) days after the receipt, the indemnity contracted in case of total or partial casualty with any Asset. Coinbra also assumes the commitment to renew the insurance referred to, under the approved form, during and up to the term of validity of the Contract.

      4. Considering that the Preceding Conditions foreseen in Clauses 2.2.1 and 2.2.2 were duly accomplished by the Parties, these establish the date of signature of the present instrument as the Closing Date.

      5.    Considering the disposed in item 4 above, the Parties declare that:

            a) The Assets are being delivered on this date on the same conditions found at their previous inspection, mentioned in Clause 1.2 of the Contract, and the inspection report, included in Attachment 1.2 thereof, is being presented on this date, certifying the corresponding conservation and maintenance status;

            b) All the Attachments to this Contract are being initialized on this date, as if they were initialized on the date of Contract execution, according to the agreed upon by the Parties;

            c) On December 20th, 2002 has been signed the 1st Additional Term to the Contract of Lease and Other Agreements, by means of which the parties agree that EastCo will dismiss the employees listed ion Attachment 1.7 of the Contract, even if, on that occasion, all the condition for the Closing of the Contract have not been accomplished yet;

            d) On this date, there is signed the 2nd Additional Term to the Contract of Lease and Other Agreements that, among other provisions, alters the Clause 3.1 thereof, which establishes the date and form of lease payment due to EastCo by Conibra.

            e) The warehouse stock items that, according to the agreed upon by the Parties, will not stay at Coinbra, must be removed by EastCo from the industrial setting where they are now, till February 20th, 2003.

Sao Paulo, January 21st, 2003

         COMERCIO E INDUSTRIAS BRASILEIRAS COINBRA S.A.
             (Signed) by (Illegible)                 (Signed) by (Illegible)
             Position: Dirtector                     Position: Director

         F.S.H EASTCO DO BRASIL LTDA.
            (Signed) by Jacques Ollech                (Signed) by Daniel Ollech
             Position: Managing Partner               Position: Manager

                           LEASE AND OTHER AGREEMENTS


                                    CONTRACT
--------------------------------------------------------------------------------


                                     between

--------------------------------------------------------------------------------

                 COMERCIO E INDUSTRIAS BRASILEIRAS COINBRA S.A.
--------------------------------------------------------------------------------


                                       and

--------------------------------------------------------------------------------


                          F.H.S. EastCo FO BRASIL LTDA.

--------------------------------------------------------------------------------

                               November 21st, 2002

                       LEASE AND OTHER AGREEMENTS CONTRACT

      This LEASE AND OTHER AGREEMENTS CONTRACT (From now on called the "Contract") is being celebrated on this November 21st, 2002, by and between, from one side,

I. COMERCIO E INDUSTRIAS BRASILEIRAS COINBRA S.A., a Business Corporation, with its headquarters in the City of Sao Paulo, State of Sao Paulo, Brazil, at Avenida Brigadeiro Faria Lima, No. 1355, 14th floor, registered at the National Register of Corporations (CNPJ/MF) under No. 47.067.525/0001 - 08, with its Articles of Incorporation filed at the Board of Trade of Sao Paulo ("JUCESP") under No. 94.344, on the session of 09.19.84 and NIRE N. 35.300.104.510, at this act duly represented according to its Articles of Incorporation (from now on called "Coinbra"), and

II. F.H.S. Eastco DO BRASIL LTDA., a Limited Liability Company by Quotas, with headquarters in the City of Sao Paulo, State of Sao Paulo, Brazil, at Rua Cotoxo, No. 611, 6th floor, suite 63, registered at the National Register of Corporations (CNPJ/MF) under No. 00.633.118/0001-57, with its Articles of Incorporation filed at the Board of Trade of Sao Paulo ("JUCESP") under NIRE No. 35.213.108.185, on session of 06.02.95, at this act duly represented in accordance with its Articles of Incorporation (from now on called "Eastco");

And also,

III. F.H.S. Holding B.V., a Corporation established and existing is accordance with Nederland's laws. With its headquarters in Herengracht, No. 101/CG, Amsterdam, Nederland, at this act represented by its attorney, Mr. Daniel Ollech, Brazilian citizen, married, coffee broker, holder of Identification Card R.G. 2.592.196-SSP/SP, registered at CPF/MF) under No. 008.308.758-32, resident and domiciled in the City of Sao Paulo, at Rua Bela Cintra, 1702, 6th floor, apt. 62;

IV. JACQUES OLLECH, Brazilian citizen, married, coffee broker, holder of I.D. Card R.G. No. 8.586.248, registered at CPF/MF under No. 105.468.178-31,and his wife resident and domiciled in the City of Sao Paulo, at Rua Bela Cintra, 1702, 6th floor, apt. 62;

(F.H.S. Holding B.V. and JACQUES OLLECH as quota-partners of Eastco, from now on named jointly as "Consenting Interveners").

                                    PREAMBLE

A. Whereas Eastco has as its main activity the industrialization of coffee, mate barley etc., through its industrial business localized in the County of Cruzeiro, State of Sao Paulo, at Avenida Engenheiro Antonio Penido, 1142, Downtown, registered at CNPJ under No. 00.633.11.118/0002-38;

B. Whereas Coinbra already is a borrower of coffee industrialization services rendered by Eastco at the industrial business referred to above, according to the Industrialization Contract closed between the Parties on April 12th, 2001, as amended between the Parties on November 1st, 2002 (the "Industrialization Contract"), and that Coinbra is interested in leasing the assets that constitute it for industrialization of coffee, mate, barley, among other products of its property or of third parties;

C. Whereas Eastco is interested in leasing the assets that compose its industrial business mentioned above, so as to provide a better utilization of these assets and the consequent generation of values;

D. Whereas the "Consenting Interveners" are quota holders, jointly, of 100% of representative quotas of Eastco shared capital, and is also interested in performing with Coinbra the operation involving the totality of Eastco's operational Assets.

Coinbra and Eastco (from now on called jointly as "Parties"), decide to celebrate this Contract that will be governed by the following clauses and conditions:

I.    Lease

1.1.- Object of Lease. By means of this Contract, Eastco assumes the obligation to lease to Coinbra, on the Closing Date (as defined below), in irrevocable character, and subject to the accomplishment of conditions established in Clause
2.2 below, the assets that compose its industrial business localized in the county of Cruzeiro, State of Sao Paulo, at Avenida Enghenheiro Antonio Penido, 1142, Downtown, registered at CNPJ under No. 00.633.11.118/0002-38 (the "Assets"), as described in Attachment 1.1 hereto.

1.2.- Eastco assumes the obligation to deliver to Coinbra, on the Closing Date (as defined below), in using conditions for the purpose established, as they were on the date of signature hereof. The effective conservation state of the Assets on the Closing Date will be stated in a Inspection Report to be performed by a specialized firm, contracted by common agreement between the Parties, which copy will be initialized by the Parties and will be attached hereto as Attachment 1.2.

1.3.- The accessory parts, such as warehouse stock, workshop tools, equipment in general and office equipment, are listed in Attachment 1.3. On the Closing Date, the Parties will sign a delivery and receiving term of these accessory parts, confirming or altering the disposed in the referred to Attachment 1.3.

      1.3.1.- In case of warehouse stock referred to in Clause above, Eastco may sell it to Coinbra, according to a common agreement between the Parties as to its price. If no agreement is reached between the Parties till the Closing Date as to the price of the warehouse stock, this will stay at Coinbra, and must be returned to Eastco at the end of the term of this lease, in the same amount and conditions.

1.4.- Coinbra will open a branch with its title, at the address indicated in Clause 1.1 above, being from now on authorized to fix announcements, posters or any other identification signs of Coinbra, observing the applicable legislation. Coinbra and/or any company from its economic group, are authorized to establish one or more branches within the property referred to.

1.5.- Coinbra will pass to operate the Assets from the Closing date on (as defined below). Eastco will be bound by this to perform the necessary maintenance of the Assets till its transfer to Coinbra.

1.6.- After the Closing Date (as defined below), Coinbra assumes the obligation to observe and to pay, on the corresponding due dates, the taxes incident on every Asset during the period of validity of this Contracts, as well as every rates and public prices related to the consumption of power, water and sewage.

1.7.- On the Closing Date, and after having checked the accomplishment of all other conditions listed in Clause 2.2 below, Eastco will dismiss all the employees linked to the industrial business object of this Contract, and must evidence to Coinbra the payment of all the money due by force of law. It will be at the discretion of Coinbra to hire any employees that were busy before at the industrial business of Eastco. For reference purposes, the employees currently linked to the business referred to are listed in Attachment 1.7.

      1.7.1.- Eastco asserts that will be accounting for any labor or social welfare contingency that may survive after the Closing Date, related with employees who had worked for Eastco during the period before this negotiation, releasing Coinbra from any responsibility of that nature, observing the disposed in Clauses 6.7 and 6.8 below.

II.-  THE LEASE VALIDITY

2.1.- This Contract will on force from the date of its signature on, till the end of the Assets lease, by any of the forms foreseen in this Contract.

      2.1.1.- The Assets lease period will begin on the data on which Eastco will transfer to Coinbra the holding of leased Assets (the "Closing Date") and will terminate in plenary right 48 (forty-eight) months after that event. The Closing Date will occur after the accomplishment of the conditions listed below.

2.2.- Conditions for Closing Date. The Closing Date is conditioned to the accomplishment of the following conditions:

      2.2.1.- Preceding Conditions:

            a) presentation, by Eastco, of payment proof of the 2nd parcel of covenant, made within legal term;

            b) obtaining by Eastco of the formal consenting of those creditors whose contracts require that consent as a condition for the accomplishment, by Eastco, of this Contract. The complete list of contracts and creditors if included in Attachment 2.2.1(b);

            c) obtaining the agreements signed or proofs of waivers of the credits with the creditors listed in Attachment 2.2.1(c);

      2.2.2.- Additional Conditions: Since the preceding conditions, listed in Clause 2.2.1, were met, the Parties assume the obligation to meet the following conditions:

            a) inclusion of the Attachments within this Contract, which content has been approved and initialized by the Patries.

            b) alteration, by deliberation of the corresponding quota holder partners, of the Eastco branch address in the industrial business indicated in Clause 1.1 above to other locality, and the establishment, by Coinbra of a branch of the same industrial business and the obtaining of the corresponding registers, licenses, operation authorizations and other legal requirements necessary for its regular operation;

            c) as to the technical inspection report of Assets referred to in Clause 1.1 above, the Parties (i) must agree on the contracting of a firm that will prepare the report; (ii) the effective delivery of the Asset inspection report, certifying its conservation and maintenance conditions on the delivery occasion; and (iii) the formal accepting, by the Parties, of the terms of the inspection report;

            d) signing, by the Parties, of the delivery and receiving term of the goods referred to in Clause 1.3 above, confirming or changing the disposition in Attachment 1.3; e) agreement between the Parties as to the conditions of insurance to be contracted by Coinbra with a validity from the Closing Date on, which policy will integrate the present Contract as Attachment 2.2.2(g);

            f) accounts settlement and the consequent termination of the Parties of Industrialization Contract;

            g) that all the statements and warranties that Eastco and/or its partners render to Coinbra on account of this Contract, are true and correct and are in force on the Closing Date; and

            h) since all the conditions listed above are met, that the Eastco employees listed in Attachment 1.7, as referred to in Clause
                  1.7 above, are duly dismissed and all the indemnification amounts have been paid, so as to make feasible the contracting, by Coinbra, of those employees in whom it is interested;

2.3.- The Closing Date will be determined by the Parties trough the signature of the document which draft is included in Attachment 2.3, certifying that all the Conditions for the Closing Date, listed in Clauses 2.2.1 and 2.2.2 above were met. No one of the Parties may deny, without justification, to sign the said document, as all the conditions have been met.

      2.3.1 - It is agreed that between the parties that the Closing Date may not occur at a term over 60 (sixty) days from the date of execution of this Contract.

2.4.- When the term of this Contract has elapsed, Coinbra assumes the obligation to restitute to Eastco the possession of the Assets in the same state as it has received them, according to the inspection report referred to in Clause 1.2 above, except for the natural wear. With the aim to certify the conditions of the Assets, a new report must be prepared by the firm contracted to perform it, to be selected among those listed in Attachment 2.4. The said report, initialized by the Parties and the integrating part of this Contract will bind the Parties.

      2.4.1.- Eastco may not refuse to accept the Assets, if the report of restitution evidences that these are being returned by Coinbra in conditions of Clause 2.4.

2.5.- This contract will be extended if, till the end of the lease period, Coinbra earns credits against Eastco, deriving from this Contract and which were not paid by Eastco according to Clauses 3.1.1, 3.4 and 6.4.1 below.

      2.5.1.- The extension formalization will be accomplished through a notification from Coinbra to Eastco, establishing the extending, as well as the amounts involved. The term of extending corresponds to that necessary for a total compensation of Coinbra's credit against Eastco, according to the conditions established herein.

      2.5.2.- With the purpose of calculation of the term of extending the lease of the Assets, all the credits collected by Coinbra against Eastco according to Clauses 3.4 and 6.4.1, within the lease term, must be calculated and converted in a term of additional lease, considering for that the amount of lease on the data of the effective occurring of the contingency.

      2.5.3.- The extension term of the Asset lease will correspond to the double of the term found according to Clause 2.5.2. During the extension term, Coinbra will pay 50% (fifty percent) of the amount of lease referred to in Clause 3.1 below, up to the total compensation to Coinbra of the corresponding credits.

III.- PRICE AND PAYMENT FORM

3.1.- By the present Contract, Coinbra must pay to Eastco, from the Closing Date on, the monthly amount of R$ 192,000.00 (one hundred and two thousand reais) to be paid on the first working day of the month following the end of the reference month. The amount of lease will be adjusted yearly by the accumulated IGP-M
(FGV), as of the date of the signature of this Contract.

      3.1.1.- The Parties agree that will be granted to Coinbra the right to compensate, from the values due to Eastco on account of Clause 3.1, the eventual credits that Coinbra may come to retain against Eastco, deriving from the Industrialization Contract.

3.2.- The payments due by Coinbra according to the paragraphs of Clause 3.1 above, will be paid through bank deposit, on the following current account:

      o     BANCO BRADESCO S.A.
            AGENCIA 2904-1
            CONTA CORRENTE 1600-4

      3.2.1.- If there is any change of this current account referred to in Clause 3.2, Coinbra must notify Coinbra in writing, within a term of up to 5 (five) days before the effective payment.

      3.2.2.- The deposit voucher that should come to be made by Coinbra will function as the settlement receipt to Coinbra of its obligations.

      3.2.3.- Eastco must prove to Coinbra that it is up-to-date with its obligations with the creditors listed in Attachment 2.2.1(c), within 5
      (five) days after the effective payment. If there is no such prove or payment, Coinbra may, at its discretion, but will not be obliged to, perform the payment of a part of lease directly to any one of the Eastco creditors as to not impact this Contract.

3.3.- The lease payment out of terms and conditions foreseen in Clause 3.1 above will subject Coinbra to a delay fine equivalent to 0,1% (zero point one percent) per day of delay, incident over the open debt, till the maximum limit of 10% (ten percent), and interest on arrears of 1% (one percent) per month.

3.4.- The Parties agree, by means of this Contract that (i) any amounts due by Eastco to Coinbra by force of this Contract, or (ii) the values that Coinbra may be collected in any form or that is will be obliged to settle, that are resulting from obligations originally of Eastco's liability, including but not limited to labor, social welfare or civil obligations, will be indemnified by Eastco to Coinbra, according to Clauses 2.5 and 2.5.1 above.

IV.- ASSET MAINTENANCE, REFORM AND USE

4.1.- Coinbra will assume the responsibility, from the Closing Date on, by the preservation, as well as by the preventive or corrective maintenance of the Assets.

4.2.- Eastco may inspect at any time the Assets and its facilities, performing the inspections by previously and explicitly authorized agents, by means of communication with Coinbra, with minimum priority of 5 (five) days, except in cases of proved emergency, on which there is no need of previous communication.

4.3.- Coinbra will accomplish from the Closing Date on, the necessary improvements related to the Assets, addressed in Clause 3.1.1 and listed in Attachment 3.1.1(b).

      4.3.1.- By means of joint agreement between the Parties, other meliorations necessary or convenient and not indicated in Attachment 3.1.1.(b) may be preformed, being the responsibility for the costs originated from the meliorations negotiated between the Parties.

      4.3.2.- If Eastco does not agree with the performance of any melioration that Coinbra , at its discretion, considers necessary or convenient, it may perform that melioration on its own account.

      4.3.3.- In case of any assumption describer above, Coinbra will have the right, at the end of lease, to remove any machine, equipment or facility, of any kind, which cost has been paid by it, since it comes to maintain the facilities in conditions that are equivalent to those on which they were received, according to the inspection report referred to in Clause
      1.2 above.

4.4.- Coinbra will have to contract insurance for the Assets, from the Closing Date on, observing the disposition of Clause 2.2(e) above. The value of the indemnification established on the policy must be agreed upon by the Parties, having Coinbra as its beneficiary. In case of casualty involving any one of the Assets, that results in its total or partial loss, the indemnification due to Eastco will be restricted to that contracted by Coinbra by joint agreement with Eastco, according to the policy referred to in the same clause, and will be paid to Eastco and Coinbra will not be responsible for any payment of any additional amount due to the loss of the Asset.


V.       STATEMENTS AND WARRANTIES OF Eastco

Coinbra , jointly and solitarily with the Consenting Interveners, give to Coinbra the following statements and warranties, which will be considered automatically renewed on the Closing Date. The statements and warranties currently provided refer exclusively to Eastco operations, object of this Contract, especially the Assets. The Attachments, objects of this Clause, must be updated by Eastco, when this is the case, on the Closing Date.

5.1.- Shareholder condition. Eastco is duly established and exists validly under Brazilian laws, having the business power to possess its assets and to perform its activities as they are performed currently. No one of the Consenting Interveners, Eastco quota holders, has any asset, tangible or intangible, that may be used in Asset operation. There is no shareholder or quota holder agreements to which the Consenting Interveners and/or Eastco may be linked and may hinder the present Contract. A true and legal copy of Eastco's Articles of Incorporation in force on that date, is attached to hereto as Attachment 5.1.

5.2.- Shareholder Authority. Attachment 5.2 includes a complete list of all the Eastco quota holders. The Consenting Interveners state hereby that they have legal right, power and authority to celebrate this Contract. The formalization of this Contract, as well as transaction conclusion awarded herein, were duly authorized by all the Eastco necessary acts, and this Contract is a legal, valid and binding obligation as to Eastco and each one of Consenting Interveners, feasible against them, according to its terms. There is no process in progress where there is questioned or put in doubt the right and authority of Consenting Interveners for performing the operations and transactions object of this Contract.

5.3.- Restrictions. The execution of this Contract and the conclusion of the hereby contemplated transactions will not constitute a conflict, or result in breach or will originate a termination right, or will speed-up its accomplishment, required by any mandate, authorization of public power body, license or any other agreement or permission to which the Consenting Interveners be subject or are part of. There is no action, process or pending investigation against Eastco or the Consenting Interveners that may legally hinder the conclusion of any transaction contemplated by this Contract.

5.4.- Existence of Not Declared Liabilities. All the liabilities of Eastco related to Assets are described in Attachment 5.4 to this Contract.


5.5.- Movable Assets; Operations and Ability; Asset Conditions. All the Assets, including machines, equipment and fleet, as well as the facilities and lands belonging to Eastco form all the assets necessary for industrialization of products that are currently industrialized by Eastco, as listed in Attachment 5.5(a). All the assets are in condition of operation and maintenance, as described in the inspection report included in Attachment 1.2 and are object of adequate periodical inspections, according to its manufacturers specifications and recommendations. The Attachment 5.5(b) contains spreadsheets describing the Asset current operational capacity. Eastco also states that, in accordance with the legislation in force at the time of signature of this Contract, the real estate, buildings and facilities that care composing the Assets that are object of this Contract, are in accordance with administrative rules and regulations, or any other federal, state or local laws, and with all applicable legal and administrative procedures.

5.6.- Business Normal Course. Eastco declares that it has conducted its operations within the Business Normal Course. For the purpose of this Clause, the expression "Business Normal Course" means the normal course of business consistent with Eastco's past habits and practices generally accepted. As to its operations and Assets, Eastco states that:

            a) did not incur in any obligation or liability (fixed or contingent), nor did celebrated any transaction that was not within the Business Normal Course;

            b) did not mortgage or encumber any Asset, besides of liens described in Attachment 5.6 (b);

            c)    did not sell or transfer any one of the Assets;

            d)    did not waive to any material right or of relevant value;

            e) did not involve itself in any labor question that has given rise or may give rise to an effect substantially adverse as to the operation or as to its financial status;

            f) did not suffer any damage or destruction, covered or not by insurance, that may affect the Assets substantially and adversely.

5.7.- Goods Ownership. Eastco Has legal property, able to be commercialized, of all the Assets considered in this operation, according to the described in Clause 1.1 above, free of any kind of liability, charge, mortgage, pledge or lien, except the goods encumbered by force of contracts included in Attachment 5.6(b) referred to above.

5.8.- Contracts and Commitments. The Attachment 5.8 includes a list of all the contracts e other agreements or commitments in which Eastco takes part, concerning specifically the Assets (from now on called "Contract List"). Except for the related with the content of Attachment 5.8, Eastco does not make part nor is linked to any instrument:

            a)    celebrated out of Business Normal Course;

            b) that establishes labor relationship, which may cause work ending or employee dismissal, counselor, service, employer organization, noc-competitor or confidentiality contract;

            c) which may originate bonus obligations, deferred remuneration, profit sharing, stock purchase option, stock ownership purchase, hospitalization, insurance or another plan or agreement that provides benefits to the employee;

            d)    of collective negotiation or another labor contract;

            e) of lease related to any chattel or real state, as lessor or lessee;

            f) of resale, manufacturer representation distributor, franchising, licensing, or commercial representation contract;

            g)    of contract or commitment for investment in capital goods;

            h) of association or joint venture agreement related to the Asset operation;

            i) of mortgage, pawn, charges, conditioned sales contracts, warranty contracts, factoring, and other similar contracts related to any Asset, except those described in Attachment 6.6(b);

            j) of contract or agreement in which the Asset use or exploitation are restricted in any manner;

            k) of licensing, including, without becoming a limitation, licenses related with any intellectual properties;

            l) of transport or storing service rendering that has been, at any time, breached or defaulted;

5.9.- Insurance: Eastco declairs that, by its sole decision and risk, does not have any insurance policies in force as to the Assets.

5.10.- Asset Operational Costs. Eastco declairs that the costs listed in Attachment 5.10 correspond to all costs incurred at Asset operation, including the costs of (i) inductrialization; (ii) product storage; (iii) payroll, and
(iv) Asset maintenance and conservation.

5.11.- Licenses. Adherence to Law. Except for the listed in Attachment 5.11(a), Eastco has all the permissions, licenses and authorizations necessary or required by the legal entities related to Assets within the legal requirements (the "Licenses"). All the Eastco Licenses related to the conduction of its business and to the Asset operation are listed in Attachment 5.11(b), are in plain force and effect, being fit and no notification has been received as to termination, canceling or waiver to any one of those permissions, licenses or authorizations. Eastco in not infringing any of the licenses granted to it on account of this Contract.

5.12.- Toxic Materials. Eastco does not use in any one of its Assets or in its operations any hazardous, harmful or toxic material, according to the definition in applicable Brazilian legislation. Except for the listed in Attachment 5.12, Eastco did not suffer any environmental or safety inspection at its facilities during the last 5 (five) years. The set of licenses and permissions listed in Attachment 5.11 constitute all the licenses and permissions necessary for conducting the Eastco businesses.

5.13.- Environmental Issues. Except for the included in Attachments 5.12 and 5.13, there is no (a) any pending government process or investigation against Eastco originated by or related with environmental issues at any court, tribunal, or governmental body; (b) any summons, question, administrative rule, order or notification on a actual law, decree, standard, regulation, permission or order breach by or against Eastco related to environmental issues; or (c) any burden originated from or related with environmental issues, or any governmental actions that result in imposing any charge or penalty as to the lands where are localized the Assets object of this Contract. There is no condition circumstance, and has not occurred any act of omission related to Assets, or that affects them, or that may in any form result in investigation, peritory action, judicial action or controlling action, alleging offense or disobeying of any environmental law or regulation.

5.14.- Workers' Union Activity. During the last 3 (three) years, there has not been any activity, nor there exist presently any activity in progress or imminent, of Eastco knowledge, by its employees, or by any union, that may configure a thread against Eastco of any collective action against it, and no strike, work interruption or labor problems has occurred involving Eastco employees during this period.

5.11.- Employees, Benefits and Labor Questions. Eastco is in accordance with every labor laws and conventions or applicable collective agreements, respecting the its employee rights, usual labor practices, wages, hours of working, and workers' safety and health, except for the contained in Attachment 5.11(a). Attachment 5.11(b) presents (a) name, position, current gross remuneration rate, date and the value of the last wages adjustment of each one of the actual Eastco employees; (b) any general increase granted from this year collective bargain on, in the value of the remuneration paid to Eastco's wage earners and those remunerated by hour worked; and (c) all the loans and advances presently pendent (but not the advances for routine travels) accomplished by Eastco to any employee, as well as its accrual status. All the benefits offered to Eastco employees, including but without limiting to, all pension benefits and retirements that exceed the statutory or regulation obligations of Brazil. Except by the claims listed in Attachment 5.15(c) , there is no pendent process, both individual and collective, nor revindications terminated, pendent or eminent, referred to last 3 (three) years, related to actual employees or already dismissed by Eastco, aiming labor right payments or indemnification for any lesion, incapacity or illness originating from their work at Eastco. There is no strike, labor claim, individual or collective, an intentional decrease of production, or pendent or eminent paralyzing against Eastco, including issues related to profit and result distribution to employees and no claim or arbitration process resulting from collective conventions or agreements, which may cause a substantially adverse effect on the business, is pendent or in a eminent state of, against Eastco. There did not occur any accidents within the last 3 (three) years involving Eastco employees or service performers.

5.16.- Taxes and Contributions. Eastco does not make part of any agreement to extend the term of payment of taxes or contributions. Except for when the processes related to the Attachment 5.16, Eastco does not make part of any action or process filing and tax or contribution collecting related to Assets established by any government authority, nor have received notification about any request for that establishing and collection. For purposes of this Clause, the terms "taxes" and "contributions" will have the same meaning as the established by standards and regulations of the national taxation system.

5.17.- Statement Accuracy. Neither information included in statements, warranties or agreements of Eastco and Consenting Interveners of this Contract (including its Attachments) include any false in fact statement, or fails to report any necessary fact so that the statements contained herein, considering the circumstances under which they were prepared, may not be deceiving. All the documents provided by Eastco to Coinbra are true, complete and legitimated copies of documents that they intend to declare.

VI.- ADDITIONAL WARRANTIES

6.1.- Eastco states herewith the obligation to maintain itself in operation as well as to keep the Asset ownership object of this Contract, for a term of 6
(six) years, from this date on.

6.2.- The Parties and each one of the Consenting Interveners state and warrant to the other Party that they are entering this Contract in good faith, and will do their best in order to meet, within the established terms, all the conditions referred to herein, for which they are responsible.

6.3.- Eastco does not respond solidarily or subsidiarily for any tax, labor, social welfare, commercial, environmental or any other kind of obligations, originated by activities performed by Eastco especially as to facilities where the Assets are localized and by employees or third parties contracted by it. Eastco will remain entirely responsible for any tax, labor, social welfare, commercial, environmental or any other kind of obligation, related or not to the operation of the industrial business up to the Closing Date, and will be completely responsible for obligations of any kind resulting from the activity it will perform after the celebration of this Contract, through the same or other establishments of its ownership.

      6.3.1.- The responsibility of Eastco, object of Clause 6.3 includes the obligations resulting from activities performed by it, as well as from activities performed, within the industrial business where are localized the Assets, by other companies with which Eastco has maintained partnership, contractual or any other kind of link.

      6.3.2.- Eastco obliges itself to notify Eastco on any irregular actions/facts practiced/ occurred before the Closing Day, and which responsibility is Eastco's, and that will occur after the Closing Day.

6.4.- Eastco Indemnification and Responsibilities. Having in view that Coinbra will not assume any obligation or liability of Eastco's responsibility, even if they are precedent to the Closing Day, of civil, commercial, tax, labor, social welfare, penal or environmental nature, Eastco and the Consenting Interveners agree in indemnifying Coinbra (and/or its subsidiaries, company of the same economic group or successors) by the totality of losses suffered effectively by them, resulting from:

      a) actions or facts performed and/or in a certain form caused by Eastco, by means of its employees, service renderers or managenrs.

      b) breach of any statement or warranty given by Eastco and by Consenting Interveners, contained herein or in any other document forwarded in accordance to this Contract.

      c) breach of any Eastco's or Consenting Interveners pact or agreement, resulting from this Contract; or

      d) loss that Coinbra comes to suffer originated from obligations, acts or facts of Eastco, that occurred after the Closing Date, independently of their nature.

      6.4.1.- The Parties agree, by means if this Contract, that any amounts due by Eastco to Coinbra, inclusively due to the disposed in Clause 6.4 above, will be indemnified according to Clauses 2.5 through 2.5.3 above.

      6.4.2.- Coinbra may make use of clearing inclusively in cases in which Eastco fails to pay, at any time during the validity of this Contract, any debt of any nature, collected or past due, that may impair or thread the Asset operation, by Coinbra, or which it may be obliged to pay. Coinbra will also have the right to compensation in cases when it is hindered to deposit in court the amounts collected from Eastco in judicial processes that, by any form, may come to impair or result in negative consequences to the Asset operation by Coinbra.

6.5.- Coinbra Indemnification and Responsibilities. Coinbra agrees to indemnify Eastco for the losses it has effectively suffered, resulting from:

            a) breach of any pact or agreement of Coinbra, originated by this Contract; or

            b) loss that Eastco may come to suffer afterwards, at the end of the lease, caused by tax, labor or social welfare obligations, originated from from Coinbra's activities performed during the period of validity of this Contract.

6.6.- Supervenience of Statements, Warranties and Indemnification. All the statements, warranties, agreements and obligations to indemnify, stipulated in this Contract will stay in force for the term of prescription and decadence of obligations object of this Contract, or legal prescriptions of actions related to it.

6.7.- As to litigations, trials, requirements or inspections of any nature, started after the Closing Date, involving Coinbra, which responsibility belongs to Eastco according to Clause 6.3 above, pay attention to the following:

      6.7.1.- Coinbra will notify Eastco in writing, within a term never superior to 1/3 of the term established for the defense or practice of the respective act.

      6.7.2.- In case of inspection or requirement, it is immediately allowed to Eastco to follow-up the work of the corresponding authorities.

      6.7.3.- In case of administrative or judicial process of any nature, which is of exclusive responsibility of Eastco, it is Eastco's responsibility the contracting and nominating of lawyer(s) for the conduction of the case. In this case, every losses and expenses arising from the trial will be on the exclusive account of Eastco.

      6.7.4.- In case of urgency, Coinbra is authorized to nominate the lawyer for performing the urgent measures that will be necessary, informing immediately Eastco, and Eastco will be responsible for the corresponding cost, since it is reasonable and in accordance with the market practices.

      6.7.5.- Eventual warranties of administrative or judicial deposits necessary for preserving Coinbra's interests and businesses in face of any litigation, trial, process or requirements, will be of entire responsibility of Eastco. If Eastco fails to make the administrative or judicial deposit referred to, Coinbra will be allowed to do that, case in which will be applied the disposition in Clause 6.4.2 above.

VII.- TERMINATION AND EXPRESSED RESOOLUTIVE CLAUSE

7.1.- This Contract may be terminated in the following situations:

            a) by Coinbra, in the assumption of Eastco's failure to meet the Conditions for the Closing Date foreseen in Clauses 2.2.1 and
                  2.2.2 above.; or

            b) at conditions that the Parties will establish by common agreement, in writing, or


            c) by Coinbra, in case of any condemnation of any Asset that hinders the effective Asset operation by Coinbra; or

      d) by Coinbra, in case of public body requirement, including the environmental or sanitation, concerning any one of the Assets, of an amount that exceeds 6 month of lease, which accomplishment will make, at Coinbra's discretion, anti-economic the activity developed, excepting the assumption that Eastco, on its discretion, decides to meet, at its own expenses, that requirement.

      e) by Coinbra, if any Asset is taken to auction due to the execution of any of Eastco's obligations;

      f) by any one of the Parties, in occurring a request or decrement of bankruptcy, liquidation, both judicial and extra-judicial, or dissolution in any form or motive, of the other Party, and also in case of protest of titles of responsibility of the latest, which may represent a thread or exposure of its financial situation and comes, by any form, to impact the good progress of this Contract or cause damage or loss to the other Party;

      g) by Coinbra, in occurring a casualty at any of the assets, that comes to make unfeasible the operation of the industrial business;

      h) by any one of the Parties, if the other Party comes to breach this Contract, failing to cure this default within the term of 30 (thirty) days from the receipt the notification sent by the innocent party, indicating the contractual failure commited.

      7.1.1.- This Contract will be considered as resolved in plain right in the assumption of occurring a judicial sentence in the process of creditor arrangement, addressed in Clause 2.2.2(a), considering null or invalid the lease, object of this Contract.

7.2.- Effects of Termination and Resolution.

7.2.1.- In the assumption of this Contract termination, due the occurrence of the disposed in Clauses 7.1 (a) and 7.1.(b) above, or in case of resolution due to the provisions of Clauses 7.1.1 above, all the obligations of the Parties, object of this Contract, will be considered extinct by plain right, The termination of the Industrialization Contract will not impair any Coinbra's right originated from the Industrialization Contract, including, but not limited to, the credits existing according to referred to in Clause 3.1.1.(a) above. The Industrialization Contract will remain in force for the term of validity foreseen in it, according to its terms and conditions.

7.2.2.- In the assumption of termination of this Contract due to the disposed in Clauses 7.1 (b) through (h) above, all the obligations of the Parties will be considered as extinct by plain right, and Coinbra must restore the Assets possession to Eastco according to Clause 2.4 above.

7.2.3.- In the assumption of termination of this Contract due to the disposed in Clauses 7.1 (e), (f) or (h) above, it will be excepted to the innocent party the right of claim of eventual damages and losses caused to it by the termination.

7.2.4.- In occurring any of the assumptions listed in Clauses 7.1 or 7.1.1 above, the Parties must, in good faith, take all the measures that may become necessary for the Parties to return to the same situation in which they were immediately before the Closing Day.

      7.2.4.1.- In occurring any one of the termination assumptions listed in Clause 7.1 above, Eastco must indemnify Coinbra for the eventual amounts advanced to it on account of this Contract, adjusted according to IGP-M
      (FGV), increased by the percentage of 12% (twelve percent) per year.

      7.2.4.2.- The Party that has given cause to the termination of this Contract will pay a fine equivalent to 10% (ten percent) of due leases and yet past due, excepting the right of indemnification of the Party that is feeling injured.

VIII.- CONFIDENTIALITY

8.1.- Each Party will keep, in confidentiality, all the information obtained in relationship to this Contract and to the Industrialization Contract, related to the other Party, which are not, otherwise, of public knowledge, known or developed independently, nor received from a third party, that Is not bound by a confidentiality obligation, nor of public domain by means of any default by the receiving Party. The divulging of terms and conditions of this Contract or of the Industrialization Contract to companies of agricultural products processing and merchandizing sector depends on previous consenting of the other Party.

8.2.- In case of this Contract termination, all the documents (including its copies) that one of the Parties has obtained from any other party due to this Contract, must be returned to the corresponding party. Each Party will avoid the disclosure, maintaining the terms and conditions of this Contract, and those of the Industrialization Contract, in confidentiality, including, but not limited to, the consideration to be paid under this Contract, except if the disclosure of this information is necessary or interesting for the conclusion of transactions awarded hereby required by any governmental authority, or with consent of all the other parties present.

IX.- GENERAL DISPOSITIONS

9.1.- The Parties state, by means of this Contract that the Industrialization Contract is automatically terminated, giving Eastco to Coinbra tha most ample, general and irrevocable quittance of Coinbra's obligations resulting from that Contract, for not claiming any more for any motive.

9.2.- This Contract constitutes an extra-judicial executive title, according to
Article 585, paragraph II of the Civil Process Code, admitting specific execution.

9.3.- Eventual tolerance of the Parties as to violation of any of the clauses and conditions of this Contract will be always understood as mere liberality, without constituting innovation or precedent that nay be evoked at any title, nor loss of prerogative to require the total accomplishment of the obligations defined therein, that may be altered only by joint agreement and in writing.

9.4.- This Contract is executed in an irrevocable character, binding the heirs and successors of the parties to any title, and will remain in force even in case of alienation or transfer of Assets, independently of the purpose, (except if occurring any one of the situations of Clauses 7.1 and 7.1.1. above), being the eventual purchasers bound to respect its clauses and conditions in all their terms.

9.5.- It is agreed from now on, the register of this Contract at the Real Estate Register Offices qualified for registering all properties that constitute the Assets, being Coinbra responsible for the payment of notarial emoluments due for certifying the register . If, for any reason, undesired by the Parties, it would be impossible to register this Contract at the corresponding Registers of competent jurisdictions, the Parties agree to emend this Contract so as to meet these requirements, in order to register within the term of 30 (thirty) days after its execution.

9.6.- This Contract, jointly with all its attachments, form the whole agreement between the Parties, replacing any preceding agreements between the Parties. No modification of this Contract will be binding, except if it is done in writing, signed by a duly authorized representative of each Party.

9.7.- The titles of clauses of this Contract serve exclusively for reference purposes, and will not affect, by no way, the meaning or interpretation of this Contract.

9.8.- Independently from the conclusion or not of the transactions awarded hereby, the Parties must de accounted for the corresponding expenses.

9.9.- Coinbta and Eastco must consult each other as to the terms, schedules and form of any divulging to employees, customers, suppliers or the press, or also as to the present Contract or any question related to operation assigned by this instrument, as soon as it is signed. It is forbidden any kind of divulging, except the terms agreed upon. Are exceptions to this rule, even without agreement, any statement or disclosure that is required by law, or required according to the requirements of regulatory bodies. In this case, such statement or disclosure will have the extension necessary for meeting the minimum requirements imposed to the executing party.

9.10. - If, at any moment after the date of signature of this Contract, any provision will be considered, by any court of competent jurisdiction, as illegal, null, or unfeasible, the provision in question will not impair or affect in any form, the other provisions of this Contract, which will remain in plain force and effect, being the Parts responsibility to find, by joint agreement, juridically valid means able to restore the contractual balance, in which the ineffectiveness or unfeasibility might have affected, in order to meet, in the most possible extension the original pretension of the Parties.

9.11.- Any notice that must be forwarded by any Party to another, under this Contract, will be made in writing, becoming effective on the occasion of its receiving, if delivered by registered air-mail or by fax confirmed by sending the original by registered air-mail, to the Party at the address indicated below, or at another address, as this party may assign by means of a written notice, according the provisions of this Clause. If any of the Parties will change the address for notification purposes, it must send to the other Party a previous written communication about the new address, as well as the date on which it will anter into force.

       To Coinbra:
       Comercio e Industria Brasileira Coinbra S/A
       Av. Brigadeiro Faria Lima, 1355 - 14(0) andar
       CEP. 01452-919 - Sao Paulo, SP/Brasil
       At.: Sr. Fernando E. de Moraes
            Sr. Timothy Carte
            Fax. (11) 3814-3235

       To Eastco:
       F.H.S. Eastco DO BRASIL LTDA.
       Rua Cotoxo, 611, 6(0) andar, Conj. 63
       CEP. 05021-000 - Sao Paulo, SP /Brasil
       At.: Sr. Jacques Ollech
            Asta. Valquiria da Cunha
            Fax. (11) 3819-0511


9.12.- This Contract will be governed, interpreted and imposed in conformity with Brazilian legislation, and any litigation originating from it will be settled at the Forum of the City of Sao Paulo, Brazil.

9.13.- The rights and appeals of the Parties as to this Contract are cumulative and not alternative. Not even an omission or any delay of anyone of the Parties as to exercise of any right, power or prerogative, under this Contract, may transform itself into a waiver of the right, power or prerogative, nor any simple or partial exercising of any right, power or prerogative will impede any other exercise of another right, power or prerogative. The maximum extension allowed by applicable law, (a) no petition to a right originated from this Contract may be denied by any Party, entirely or partially, based on a waiver to a petition or right, except if it is in writing and signed by the other Party;
(b) no waiver that may be filed by one of the Parties will apply, except at the specific jurisdiction to which it has been delivered; (c) no notice or demand as to one of the Parties will be considered a waiver to any obligation, or to the right of this Party to file this notice or demand, to give continuity to an additional action without notice or demand, as provided by this Contract.

9.14.- The corresponding rights and obligations of the Parties, according to this Contract, may not be ceded by Coinbra or by Eastco to third parties, directly or indirectly, without the written previous consent by the other Party; excepting, however, that Coinbra may cede this Contract, as a whole or partially, to any of its subsidiaries or companies of the same economic group, by means of a previous written notice to Eastco, the case in which Coinbra will continue to be responsible jointly with the new assignee for its obligations.

      IN WHITNESS WHEREOFF, the Parties have duly executed this Contract of Lease and Other Agreements, on the day first indicated above, in 2 (two) copies of equal content and form, in presence of two witnesses signed below.

COMERCIO E INDUSTRIAL BRASILEIRAS COINBRA
(Signed) by Fernando E. de Moraes                   (Signed) by Timothy Carter
Position: Director                                   Position: Director


F.H.S. Eastco DO BRASIL LTDA.
(Signed) by Jacques Ollech                           (Signed) by Daniel Ollech
Position: Managing Partner                           Position: Manager.


Consenting Interveners:
F.H.S. HOLDING B.V.
(Signed) by Daniel Ollech
Position:  Attorney

JACQUES OLLECH
 (signature)

Withesses:

1.  (Signature)                                      2. (Signature)
Name: Tania Cristina M. Puopolo                      Name: Sandra Moura Jacyntho
RG. N.o 16527032                                     RG, 18588.000 - SSP/SP
Exped,Body: SSP/SP                                   CPF:  174.173.668-48
CPF/MF: 062.753,418-07

                       LEASE AND OTHER AGREEMENTS CONTRACT
                               celebrated between

                  COMERCIO E INDUSTRIAL BRASILEIRAS Coinbra S.A
                                       and
                          F.H.S. Eastco DO BRASIL LTDA.

                                 ATTACHMENT LIST

--------------------------------------------------------------------------------
Attachment 1.1          o     Description and document related to Assets that
                              compose the industrial business of Eastco, object of this Contract

Attachment 1.2          o     Initial Inspection Report of Assets

Attachment 1.3          o     List of accessory parts of Eastco - warehouse
                              stock, workshop tools equipment in general, office equipment

Attachment 1.7          o        List of employees attached to Eastco

Attachment 2.2.2(a)     o     List of speaking documents for the conclusion of
                              works of Due Diligence of Coinbra

Attachment 2.2.1 (b)    o     List of creditors/contracts in relationship to
                              which Eastco must obtain previous consenting for Contract accomplishing

Attachment 2.2.1.(c)    o     List of Creditors

Attachment 2.2.2.(g)    o     Asset insurance policy to be contracted by Conibra
                              on the Closing Day

Attachment 2.3          o     Confirming term of the Parties that the Preceding
                              Conditions were met

Attachment 3.1.1.(b)    o     List of investments that Coinbra will come to
                              accomplish at the industrial business

Attachment 5.1          o     Copy of  Eastco Articles of Incorporation

Attachment 5.2          o     List of all Eastco quota holders and their
                              respective shares

Attachment 5.4          o     List of Eastco liabilities related to Assets

Attachment 5.5.(a)      o     List of all Assets necessary for industrialization

Attachment 5.5.(b)      o     Spreadsheet describing the annual operating
                              capacity of Assets

Attachment 5.6.(b)      o     List of all Assets on which there is any liability
                              or lien

Attachment 5.8          o     List of all Eastco Contracts and Commitments in
                              force related to Assets

Attachment 5.10.        o     Costs of System operation

Attachment 5.11.(a)     o     List of talking Licenses related to Assets

Attachment 5.12         o     List of Eastco environmental inspections / filings

Attachment 5.13.        o     List of infractions/processes in
                              progress/penalties related to environmental obligations

Attachment 5.15.(a)     o     Labor  claim related to Eastco employees

Attachment 5.15.(b)     o     List of Eastco employees

Attachment 5.17.(c)     o     List of labor claims during the last 3(three)
                              years

Attachment 5.16         o     List of tax actions and filings of Eastco0

PRIVATE INSTRUMENT OF DISSOLUTION OF THE CONTRACT OF LEASE AND OTHER AGREEMENTS OF 11.21.2002

By means of this private document, on one side,

COMERCIO E INDUSTRIAS BRASILEIRAS COINBRA S.A., a Business Corporation, with its headquarters in the City of Sao Paulo, State of Sao Paulo, Brazil, at Avenida Brigadeiro Faria Lima, No. 1355, 14th floor, registered at the National Register of Corporations (CNPJ/MF) under No. 47.067.525/0001 - 08, with its Articles of Incorporation filed at the Board of Trade of Sao Paulo ("JUCESP") under No. 94.344, on the session of 09.19.84 and NIRE N. 35.300.104.510, at this act duly represented according to its Articles of Incorporation (from now on called "Coinbra"), and

On the other side,

F.H.S. Eastco DO BRASIL LTDA., a Limited Liability Company, with headquarters in the City of Sao Paulo, State of Sao Paulo, Brazil, at Rua Cotoxo, No. 611, 6th floor, suite 63, registered at the National Register of Corporations (CNPJ/MF) under No. 00.633.118/0001-57, with its Articles of Incorporation filed at the Board of Trade of Sao Paulo ("JUCESP") under NIRE No. 35.213.108.185, on session of 06.02.95, at this act duly represented in accordance with its Articles of Incorporation by its managing partner, Mr. Jacques Ollech, Brasilian, married, coffee broker, holder of ID Card No. 8.586.248, registerd at the CPF/MF under No. 105.468.178-31, and his wife, resident and domiciled in the City of Sao Paulo, at Rua Bela Cintra, 1702, 6th floor, apt. 62 (from now on called "Eastco");

And, also:

F.H.S. Holding B.V., a Corporation established and existing is accordance with Nederland's laws, with its headquarters in Herengracht, No. 101/CG, Amsterdam, Nederland, at this act represented by its attorney, Ms. Valquiria da Cunha, Brazilian citizen, single, business administrator, holder of Identification Card R.G. 9.307140-1 SSP/SP, registered at CNPJ/MF) under No. 892.853.958-31, with business address at Rua Cotoxo, 611, suite 63, Sao Paulo, SP;

JACQUES OLLECH, Brazilian citizen, married, coffee broker, holder of I.D. Card R.G. No. 8.586.248, registered at CPF/MF under No. 105.468.178-31,and his wife resident and domiciled in the City of Sao Paulo, at Rua Bela Cintra, 1702, 6th floor, apt. 62;

(F.H.S. Holding B.V. and JACQUES OLLECH as quota-partners of Eastco, from now on named jointly as "Consenting Interveners").


                                    PREAMBLE

      WHEREAS , on November 21st, 2002, Eastco and Coinbra (from now on called "Parties") have celebrated the Contract of Lease and Other Agreements (from now on called "Contract"), by which Eastco has assumed the obligation to cede to Coinbra, in lease, on the Closing Date, the Assets;

      WHEARAS, the Contract has been amended on December 20th, 2002, on January 21st, 2003 and October 20th, 2003;

      WHEREAS, according to Clause 2.1.1 of the Contract and Confirming Term by the Parties of the Closing Date, the validity of the Contract corresponding to the period between January 21st, 2003 and January 20th, 2007;

      WHEREAS, Coinbra has the interest to return the Assets to Eastco, dissolving immediately the Contract, according to Article 472 of the Civil Code;

      WHERAS, Eastco accepts to receive the Assets and do dissolve the Contract, on the conditions foreseen in this document;

      WHEREAS, Eastco has previously certified to this document the adequateness and conformity of the Assets ceded for lease, according to the established in Clause 2.4 of the Contract, as well as the existence of Assets, in the same estate, quantity and conditions foreseen in Attachments 1.1, 1.2 and 1.3 of the Contract, except exclusively the equipment foreseen in item 2.1 of Delivery Term, which integrates this document as its Attachment 2.1.1.

      The Parties, with the expressed consent of the Consenting Interveners, decide to execute the Private Document of Dissolution of the Contract ("Dissolution"), that will be governed by the following clauses and conditions:

I. DEFINITIONS.

1.1. The terms and expressions presented in this document have the meaning as they had in the Contract, except if a new definitions is provided within this document.

II. OBJECT.

2.1. By means of this instrument, the Parties adjust the dissolution of the Contract, according to article 472 of Civil Code, that occurs according to this instrument.

      2.1.1. This dissolution and the corresponding return of Assets to Eastco are being configured on this date, through signature, by the Parties, of this instrument and Term of Asset Delivery (from now on "Delivery Term"), that passes to integrate this document as its Attachment 2.1.1.

      2.1.2. Eastco, immediately awards Ms. Valquiria da Cunha with powers to represent it at the execution of the Delivery Term; Coimbra, immediately awards Mr. Claudinei Aparecido de Freitas with powers to sign the Delivery Term.

III. RETURN OF ASSETS

3.1. The Parties, through its attorneys foreseen in Clause 2.1.2, met at the industrial setting leased under the Contract, have formalized this Dissolution and return of Assets, by means of signature of this document and of the Delivery Term, mentioned in Clause 3.2.1 below.

3.2.Eastco assumes the obligation of, within the term of 30 (thirty) days from the date of this document, to take all the measures necessary for the transfer to its name:

      (a) all the consumption accounts pertinent to the industrial business now returned, such as electric power, water capturing/consumption, etc.

      (b) all the licenses pertinent to the industrial business now returned ans/or to the activities developed therein;

      3.2.1. Without any prejudice to the provided in clause 2.3, Coinbra will pay the power bill that will be measured on April 7th, 2005. All the power bills posterior to that date will be accounted by Eastco.

      3.2.2. From the date of this document on, all the consumption bills pertinent to Assets, as well as the IPTU incident on the properties that compose the industrial business now returned, will run on the exclusive account of Eastco.

      3.2.3. Coinbra will perform the payment the final wages of "Helpseg" company, in the amount of R$10,000.00 (ten thousand reais), within the term of 2 (two) working days from the date of business license of the industrial business where ale localized the Assets, to be issued by the Municipal Prefecture of Cruziero.

      3.2.4. Coinbra assumes the obligation of, always when requested in writing by Eastco, to spend its best efforts in order to help the latest with the transfer of accounts and licenses addressed in clause 3.1 above, providing copies of documents and information available.

3.3. Coinbra assumes the obligation of taking all the measures necessary to the register of this Contract dissolution, at the margin of register of the real estate where is localized the industrial business now returned, within the term of 30 (thirty) days counted from the date of signature of this dissolution.

IV. COINBRA'S OBLIGATIONS

4.1.Coinbra accomplishes, with this act, or will accomplish, as the case is, the following obligations:

      a) payment to Eastco, on that occasion, of R$1,623,879.00 (one million, six hundred and twenty-three thousand, eight hundred and seventy-nine reais), by means of two checks issued by Coinbra, one in the amount of R$1,613,879.00 (one million, six hundred and thirty thousand, eight hundred and seventy-nine Reais) and the other of R$10,000.00 (ten thousand reais);

      b) delivery to Eastco of the solvable coffee mentioned in Attachment 4.1
(b) (From now on, "Coffee"), according to quantities and specifications included therein, at the warehouse sited in the County of Canas, State of Sao Paulo, at Rua Jose Isalino, 160-C, within the term of 3 (three) working days from the signature of this document.

      4.1.1. Coinbra assumes the obligation also to transfer to Eastco, within the term of 3 (three) working days from the date of signature of this document, the equipment listed in Attachment 4.1.1. The equipment at issue will be kept within the Eastco's industrial business, now returned, where it is currently installed.

4.2. Eastco acknowledges the receipt of the checks mentioned in paragraph "a" of clause 4.1 above, and awards Coinbra, automatically, with the most comprehensive and irrevocable quittance as to the receipt of R$ 1,623,879.00 (one million, six hundred twenty-three thousand, eight hundred seventy-nine reais), by means of complete clearing of the check at issue.

      4.2.1 The lack of clearing of the checks mentioned in paragraph "a", clause 4.1, above and/or accomplishment of the obligations foreseen in paragraph "b", clause 4.1 and/or in clause 4.1.1., in accordance with the terms disposed therein, will turn this dissolution without effect, what will generate automatic consequences: (i) automatic rescission of this document; (ii) continuity of validity of the Contract; (iii) transfer of the Asset ownership to Coinbra; and (iv) the return of the Parties to the "status quo" before the signature of this document.

V. QUITTANCE OF THE LEASE CONTRACT

5.1. Since the lease due on the first day of March of 2005 has been already paid by Coinbra, accomplishing the obligations set forth in Clauses 4.1 and 4.1.1 above, no other amount will be due by Coinbra to Eastco, under this Contract , prevailing only the obligations assumed by Coinbra in this document. Clearing the check referred to in paragraph "a", clause 4.1, accomplished the obligations set forth in paragraph "b", clause 4.1 and items 2.1 and 2.1.3 of the Delivery Term, the Parties will consider themselves as automatically quitted, in most comprehensive, general and irrevocable form, as to the obligations they have assumed under this Contract, as well as under any other commercial and/or juridical relationship maintained between the Parties, between these and the companies of the Parties' economic groups and between these and its partners, administrators and/or representatives, to never claim on any purpose.

VI.  RESPONSIBILITY OF THE PARTIES.

6.1.Coinbra responds for any litigations, processes or requirements of tax, labor or environmental nature (from now on called generically "Requirements") against Eastco or its successor, materialized after the dissolution operation of the Contract ( "Dissolution Date"), if they result from (i) actions performed by Coinbra, (ii) omissions committed by Coinbra, and in any case, occurred during the validity of the Contract.

6.2.In assumption of arising of any Requirements after the Dissolution Date, involving Eastco or its successor, and if they are of responsibility of Coinbra, according to Clause 6.1 above, Eastco will notify Coinbra, in writing, according to Clause 7.8 below, within the term never inferior to 1/3 of the term established for the defense or practice of the corresponding act, from the date of notice or acknowledge of the act by Eastco or its successor.

      6.2.1. Having Coinbra received the notification addressed in Clause 6.2, the following will occur:

      a) Coinbra will indicato to Eastco , in writing, whether it intends or not to discuss the Requirement;

      b) if it intends to discuss the requirement, Coinbra: (i) will nominate a lawyer to whom Eastco, immediately awards the power of attorney sufficient to represent it in the case; and (ii) will maintain Eastco exempt of any liabilities originated from the requirement, adopting all the measures necessary for the suspension of respective liabilities, including, if necessary, by means of judicial deposit of the corresponding amount.

      c) if it does not intend to discuss the requirement, Coinbra will take the measures for the payment of the corresponding amount, keeping Eastco exempt of any loss or onus resulting from the requirement.

      6.2.2. As to the inspection, Coinbra is immediately authorized through a nominated representative, to follow-up the work of respective authorities, and Eastco must grant free access and to make available to the Coinbra representative all the information and documents pertinent to the inspection.

      6.2.3. Eastco will co-operate with the defense on processes mentioned in Clause 6.2.1 (b), rendering all the help required by the lawyer contracted by Coinbra, including, but without being limited by, the furnishing of books, papers, documents and information it has available and that are necessary, useful or relevant for the defense, everything always within the shortest term possible.

6.3.In case of administrative or judicial process of any nature, which responsibility pertains partially to Coinbra and partially to Eastco, Coinbra and Eastco must endeavour to, by common agreement, contract the same jawyer for sponsoring the cause, case in which the respective fees may be shared proportionally to the responsibility of each part of the process.

      6.3.1. Assuming that Coinbra and Eastco will not reach an agreement for contractin the same lawyer, each one may contract its own lawyer, in which case each party will account for the totality of fees of the lawyer it contracts.

      6.3.2. Except for the case set forth in Clause 6.3.1, all and any liabilities and expenses resulting from administrative or judicial process of any nature, which responsibility pertains to Coinbra and Eastco, according to Clause 6.3 above, including as to administrative and judicial deposits, will be on the account of both parties, proportionally to the respective responsibilities.

6.4. In any assumption of payment, by any one of the parties, of amounts of the other party', responsibility, due to judicial sentence judged, the judicial or administrative deposit, process costs and/or payment within the term of 10 (ten) days from the date of respective request of reimbursement, joined by the corresponding vouchers.

      6.4.1 In assuming that Coinbra will pay to or reimburse Eastco or its successor on account of administrative or judicial deposits mentioned in Clause 6.4, Eastco will nominate a lawyer in order to proceed the survey of administrative or judicial deposits and to transfer the found amounts, increased by due adjustment. In assuming of the lawyer(s) responsible for the process conduction does nor transfer the amounts found directly to Coinbra, for any reason, Eastco must pay to Coinbra the corresponding amounts within the term of 10 (ten) days from its actual receipt.

6.5.Coinbra assumes the obligation to provide, within the term of 30 (thirty) days after the date of Delivery Term, the regularization, removal or rescission of registers and/or formalizations performed in order to regularize the operation of the leased industrial business and related with inscriptions, licenses, or authorizations from federal, state or local governmental bodies, or any other agreements or provisions of public or private companies.

VII. GENERAL DISPOSITIONS

7.1. This dissolution constitutes a extra-judicial executive title, according to
Article 585, paragraph II of Civil Process Code, admitting specific execution.

7.2 Eventual tolerance of the Parties as to violation of any clause or condition of this dissolution will be understood as mere liberality, without constituting a novelty or precedent that may bi invoked at any title, nor the loss of prerogative to require the plain accomplishment of obligation herein defined, that may be altered only by joint agreement and made in writing.

7.3. This rescission is executed in irrevocable and irretreatable character, binding the heirs and successors of the Parties at any title.

7.4.This rescision, jointly with all the Attachments, form the integral agreement of the Parties, replacing all precedent agreements between the Parties. No modification of this Rescission will be binding, except if done in writing, is signed by a duly authorized representative of each Party.

7.5.The titles of clauses of this rescission serve exclusively as reference and will not affect, by no means, its meaning and interpretation.

7.6.Independently from the conclusion or not of the transactions awarded by this document, the Parties must account for its respective expenses.

7.7.If, at any moment after the signature date of this dissolution and the respective Delivery Term, considered as a whole, any of the dispositions thereof come to be considered illegal, null or unachievable, by any court of competent jurisdiction, this particular disposition should not impair or affect in any way the other dispositions of this dissolution and of the Delivery Term, which will stay in plain force and effect, being responsibility of the Parties to find valid and feasible judicial means, able to restore the contractual balance, that has been affected by the said ineffectiveness or unachievability, the original pretension of the Parties.

      7.8.Any notice that must be delivered by any Party to the other, under this Dissolution will be done in writing, becoming effective on the occasion of its receiving if delivered by registered air-mail or by fax, confirmed by sending of the original by registered air-mail, to the Party at the address indicated below, or at another address, as the Party may designate, in writing, through a note, according to dispositions of this Clause. If any of the Parties shall alter its address for notice purposes, it must send to the other Party a written notice about the new address, and the date on which it enters into force.

      To Coinbra:
      Comercio e Industria Brasileira Coinbra S/A
      Av. Brigadeiro Faria Lima. 1355 - 14(0) andar
      CEP: 014552-919 - Sao Paulo, SP/Brasil
      At.: Sr. Adrian G. Isman / Sr. Reinaldo Roberto Sesma
        Fax. (11) 3814-3235

      To Eastco:
      F.H.S. Eastco DO BRASIL LTDA.
      Rua Cotoxo, 611, 6(0) andar, Conj. 63
      CEP: 05021-000 - Sao Paulo, SP/Brasil
      At,:  Sr. Jacques Ollech / Srta. Valquiria da Cunha
        Fax. (11) 3819-0511

7.9.Besides of the obligations set forth in clauses 4.1 and 4.1.1 above, and in items 2.1 and 2.1.3. of the Delivery Term, no other value or obligation will be due by Coinbra to Eastco on account of this Dissolution or any other cause.

7.10. This Contract will be governed, interpreted and imposed in conformity with Brazilian legislation, and any litigations originated by it will be settled at the forum of the Capital of the State of Sao Paulo, Brazil.

IN WHITNESS WHEREOFF, the Parties have duly signed this Contract of Lease and Other Agreements, on the date indicated first thereon, in 4 (four) copies of equal content and form, in presence of two witnesses, who have signed below.

                           Cruzeiro, March 31st, 2005

                   COMERCIO E INDUSTRIA BRASILEIRA COINBRA S/A

      (Signed)                        (Signed)
      for Claudinei Aparecido de       Freitas for Alexandre Gomiero Lima

      F.H.S. Eastco DO BRASIL LTDA.
      (Signed)

This page is na integrant part of Dissolution of the Private Contract of Lease and Other Agreements of 11.21.2002

Consenting Interveners

      F.C.S. HOLDING B.V.             JAQUES OLLECH
      (Signed)                        (Signed)
      by Valquiria da Cunha

      Witnesses:

      1.    (Signed)                  2.     (Signed)
                    ---------------                  ---------------
      Name: Paulo G.V. Mukai          Name: Illegible
      CPF.: 302.721.698-89            CPF   788.532.818-04

PRIVATE INSTRUMENT OF DISSOLUTION OF THE CONTRACT OF LEASE AND OTHER AGREEMENTS OF 11.21.2002

Attachment 2.1.1

Asset Delivery Term

By means of this private document, on one side,

COMERCIO E INDUSTRIAS BRASILEIRAS COINBRA S.A., a Business Corporation, with its headquarters in the City of Sao Paulo, State of Sao Paulo, Brazil, at Avenida Brigadeiro Faria Lima, No. 1355, 14th floor, registered at the National Register of Corporations (CNPJ/MF) under No. 47.067.525/0001 - 08, with its Articles of Incorporation filed at the Board of Trade of Sao Paulo ("JUCESP") under No. 94.344, on the session of 09.19.84 and NIRE N. 35.300.104.510, at this act duly represented according to its Articles of Incorporation (from now on called "Coinbra"), and

On the other side,

F.H.S. Eastco DO BRASIL LTDA., a Limited Liability Company, by quotas, with headquarters in the City of Sao Paulo, State of Sao Paulo, Brazil, at Rua Cotoxo, No. 611, 6th floor, suite 63, registered at the National Register of Corporations (CNPJ/MF) under No. 00.633.118/0001-57, with its Articles of Incorporation filed at the Board of Trade of Sao Paulo ("JUCESP") under NIRE No. 35.213.108.185, on session of 06.02.95, at this act represented iby its Attorney that has signed this document (from now on called "Eastco");

Have entered into this Term of Asset Delivery, which will be governed by the following clauses and conditions:

1. The terms and expressions contained in this document have the same meaning that has been assigned to them in Contract of Lease and Other Agreements, celebrated between Coinbra and Eastco on November 21st, 2002 (from now on called "Contract") and/or in Dissolution of Contract of Lease and Other Agreements, celebrated between Coinbra and Eastco on the same date, (from now on, "Dissolution").

2. Eastco declares that has inspected thoroughly, on this date, all the Assets, which are in conformity with the disposed in Clause 2.4 of the Contract, except, exclusively, the equipment listed in item 2.1 below.

2.1. The only goods that compose the Assets and are not in good operational conditions are (i) two coffee tractors of Lilla brand. Model COA480, (ii) a Yale stacker, (iii) a coffee mill and its respective feeder, (iv) two separating centrifuges, models BRPX309 and BRPX207 and (v) a agglomerator sieve.

      2.1.1 The equipment set forth in item 2.1 above are subject to maintenance and will be reinstalled in the industrial business, presently returned, according to the folloving dates:

      a) the equipment listed in sub items (ii), (iii), (iv) and (v) of item 2.1 above, will have its maintenance and reinstalling concluded up to April 8th, 2005;

      b) the equipment listed in sub item (i) of item 2,1 above will have its maintenance and reinstalling concluded up to April 21st, 2005.

            2.1.1.1. On April 8th, 2005, Coinbra and Eastco, through the representatives listed in clause 2.1.2 of the Dissolution will meet at the industrial business now being returned, woth the purpose to inspect the equipment listed in sub items (ii), (iii), (iv) and (v), of item 2.1 above and for formalizing its regular restitution.

            2.1.1.2. On April 21st, 2005, Coinbra and Eastco, by means of its representatives listed in clause 2.1.2 of the Dissolution will meet in the industrial business now returned, with the purpose to inspect the equipment listed in sub item (i) of the item 2.1 above and formalizing its regular restitution

            2.1.2.1. Eastco will allow to the representatives indicated by Coinbra free access to the industrial business, now being returned, with the purpose of performing the maintenance and reinstalling, mentioned in item 2.1.1.above.

      2.1.3. Eastco will follow-up the performance of the disposed in item 2.1.1.and mist indicate to Coinbra , immediately and in writing, any eventual incorrect ion.

3. Eastco will receive in this moment, the keys of the industrial business that compose the Assets, with a regular transmission to it of plain, smooth and pacific ownership of the Assets, except of the equipment listed in item 2.1 above.

4. On account of the signature of this instrument, the Parties award themselves the most complete, general and irrevocable quitting as to the accomplishment of all the obligations they have contracted under this Contract, so no one may make any claim of any nature.

5. By means of signature thereof, the Contract is considered dissolved, according to Article 472 of Civil Code, with the consequent extinction of all the obligations of the Parties set forth in clauses 4.1 and 4.1.1 if the Dissolution.

In witness whereof, and having consented with the content of the document, the parties sign it in 4 (four) copies of equal content and form, in presence two witnesses.

                           Cruzeiro, March 31st. 2005.

COMERCIO E INDUSTRIAS BRASILEIRAS COINBRA S.A
Signed by Claudinei Aparecido de Freitas

            F.H.S. Eastco DO BRASIL

Signed by Valkiria da Kunha

Vitnesses:
1. (signed)                           2. (signed)
Signed by Paulo G.V. Mukai               (Illegible).

Dissolution of Contract of Lease and Other Agreements  Attachment 4.1(b)

Powdered Soluble Coffee

--------------------------------------------------------------------------------------------------------------
     Quantity              Weight              Boxes           Total Weight
      SD-101                                                      307,358          100% arabica
--------------------------------------------------------------------------------------------------------------
Reprocessing
--------------------------------------------------------------------------------------------------------------
SD 139                         30                145                4.350       70% robusta + 30% barley

reprocessing                   40              1,349                53,960      Product stone-paved in boxes

Glasses 100g                  2,4              4,156                9.974       Product stone-paved in glasses

Glasses 50g                   1,2              2,488                2,986       Product stone-paved in glasses

Glasses 50g                   1,2                  3                4            Production surplus
Braz Roasted

Glasses 50g SD                1,2               1115                1,338       Production surplus

Glasses 100g                  2,4                556                1,334       Production surplus
Valencia

Glasses 100g                  1,2                437                524         Production surplus

Glasses 100g                  2,4                450                1,080       Production surplus

CDC0S1                         20                 66                2.415       Production surplus

Agglomerated
AG-253                         40              1,351                54,040      100% arabica


Dissolution of Contract of Lease and Other Agreements  Attachment 4.1.1


Quantity            Description
         1          Induction sealer
         1          Labeler JPJ
         1          Air Compressor Wayne
         1          Air drier (compressed air)
         2          Dispenser (feeder) Jocar
         2          Scale check weight
         2          Looping with feeder table of tin
         2          Vacuum Renailer Orenga
         2          Vacuum pump
         2          Feeder table of tin
         3          Labeler ARV
         1          Threader ARV
         1          Dispenser (feeder) Multiline
         1          Feeder table (machine) of glass ARV